UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2005

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 25, 2005, Brian P. Shea resigned as Senior Vice President, Corporate Controller and Assistant Secretary of The PMI Group, Inc. (the "Company"), effective May 9, 2005. In such position, he has been the principal accounting officer of the Company.

(c) The Company has named Thomas H. Jeter, age 39, as Vice President and Corporate Controller (principal accounting officer) effective May 10, 2005. Mr. Jeter, a certified public accountant, joined the Company in 2002 and served as Vice President and Assistant Corporate Controller prior to his promotion. Before joining the Company, Mr. Jeter served as a Senior Manager in the Financial Services Division of PricewaterhouseCoopers LLP. Prior to that time, he worked for two years at Provident Funding in the finance and accounting department.

Mr. Jeter is an at-will employee of the Company. In connection with his promotion, he will receive an annual salary of $220,000. He is eligible to receive an annual bonus of up to 70% of his annual salary under the Company's Bonus Incentive Plan as determined by the Compensation Committee of the Board of Directors. He also participates in the Company's Equity Incentive Plan, in which stock options and other equity awards may be granted.

A copy of the Company's press release issued on April 29, 2005 in connection with this matter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1 A copy of The PMI Group, Inc.'s press release dated April 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

April 29, 2005	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	The PMI Group, Inc. press release dated April 29, 2005